Exhibit 10.18

SALE AGREEMENT

Dated as of June 13, 2011

by and between

COMMERCIAL CREDIT GROUP INC.

and

CCG RECEIVABLES V, LLC

i

TABLE OF CONTENTS

(continued)

		Page

ARTICLE VIII INDEMNIFICATION		16

Section 8.1.	Indemnities by the Originator	16

ARTICLE IX MISCELLANEOUS PROVISIONS		18

Section 9.1.	Waivers; Amendments	18
Section 9.2.	Notices	18
Section 9.3.	Governing Law	18
Section 9.4.	Integration	18
Section 9.5.	Severability of Provisions	18
Section 9.6.	Counterparts; Facsimile Delivery	18
Section 9.7.	Binding Effect; Assignment	18
Section 9.8.	Costs, Expenses and Taxes	18
Section 9.9.	No Proceedings; Limited Recourse	19
Section 9.10.	Further Assurances	19

Exhibit A	Assignment Agreement
Exhibit B	Form of Supplement for Substitute Receivables
Schedule I	Originator Information
Schedule II	Lockbox Banks and Lockbox Account Information
Schedule 5.2	Perfection Representations, Warranties and Covenants

SALE AGREEMENT

This SALE AGREEMENT, dated as of June 13, 2011 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between COMMERCIAL CREDIT GROUP INC., a Delaware corporation (the “Originator”) and CCG RECEIVABLES V, LLC, a Delaware limited liability company (the “SPV”). The parties hereto agree as follows:

A. The Originator desires to sell or contribute to the SPV, and the SPV desires to purchase from the Originator, all of the Originator’s right, title and interest in, to and under the Sold Assets.

B. In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Second Tier Agreement. In addition, as used in this Agreement, the following terms shall have the following meanings:

“Assignment Agreement” means an Assignment Agreement in the form of Exhibit A hereto.

“Contract Schedule” means Schedule I of each Assignment Agreement.

“Originator” is defined in the preamble.

“Originator Indemnified Amounts” is defined in Section 8.1.

“Originator Indemnified Parties” is defined in Section 8.1.

“Purchase Termination Date” is defined in Section 7.1

“Repurchase Amount” is defined in Section 5.4.

“Second Tier Agreement” means the Loan and Administration Agreement, dated as of June 13, 2011, by and among the SPV, the Originator, individually and as Servicer, Portfolio Financial Servicing Company, as Backup Servicer, Fairway Finance Company, LLC, as a Lender, BMO Capital Markets Corp., as Administrator to Lender, and BMO Capital Markets Corp., as Facility Agent, and the other Lenders and Administrators from time to time parties thereto, as amended, supplemented or otherwise modified from time to time.

“Senior Obligations” means all Aggregate Unpaids which may now or hereafter be owing by the SPV to the Facility Agent, the Administrators, the Lenders, the Hedge Counterparties and other Indemnified Parties.

Sale Agreement

“Sold Assets” means any and all of the Sold Receivables and Equipment sold or contributed by the Originator to the SPV hereunder, together with the Related Security, Excluded Amounts and proceeds relating thereto.

“Sold Receivables” means any and all Receivables sold or contributed by the Originator to the SPV hereunder.

“SPV” is defined in the preamble.

Section 1.2. Other Terms. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 1.3. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

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ARTICLE II

SALE AND PURCHASE OF RECEIVABLES

Section 2.1. Selection, Sale and Contribution of Receivables and other Sold Assets. On the terms and subject to the conditions set forth herein, the Originator may from time to time sell or contribute to the SPV, and the SPV may purchase from the Originator, all of the Originator’s right, title and interest in, to and under the Receivables described below and all Related Security, Excluded Amounts and proceeds of the foregoing, in each case whether now existing or hereafter arising or acquired as follows:

(a) Each sale and contribution of a Receivable, the Related Security, Excluded Amounts, Collections, and proceeds of the foregoing shall be evidenced by an Assignment Agreement and shall occur as of the “Purchase Date” specified in the Assignment Agreement. The Receivables to be sold and/or contributed shall be listed on the Contract Schedule to the relevant Assignment Agreement. The Originator will insure that no such Eligible Receivable shall be subject to any adverse selection which could reasonably be expected to be materially unfavorable to the SPV, any of the Lenders or their assignees in such selection for sale to the SPV.

(b) Each transfer of an Eligible Receivable pursuant to an Assignment Agreement shall be effective as of the date set forth in such Assignment Agreement. The Originator will, on the effective date of any such sale, mark its computer files relating to such Receivables, together with its other related books and records, with a notification indicating that such Receivables, together with all Related Security and proceeds thereof have been sold or contributed, as the case may be, to the SPV and are no longer assets of the Originator.

(c) The Related Security, Excluded Amounts and any proceeds relating to any Receivable which are received after the related Cut-Off Date shall be sold or contributed at the same time as such Receivable is sold or contributed hereunder, whether such Related Security and proceeds exist at such time or arise or are acquired thereafter.

Section 2.2. Intent of the Parties; Grant of Security Interest. (a)The Originator and the SPV intend the transactions hereunder to be true sales and contributions of the Sold Assets by the Originator to the SPV for all purposes, providing the SPV with the full risks and benefits of ownership of the Sold Assets (such that the Sold Assets would not be property of the Originator’s estate in the event of the Originator’s bankruptcy).

(b) If, notwithstanding the intent of the parties or any other provision hereof, any Sold Assets conveyed hereunder are construed to constitute property of the Originator or such conveyance is not treated as a sale by the Originator to the SPV for all purposes, then this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and the conveyance by the Originator provided for in this Agreement shall be treated as the grant of, and the Originator hereby grants, to the SPV a security interest in, to and under all of the Originator’s right, title and interest in, to and under all the Sold Receivables, the Related Security, Excluded Amounts and all proceeds relating thereto, to secure the payment and performance of the Originator’s obligations under this Agreement and the other Transaction Documents or as may be determined in connection therewith by Applicable Law. The Originator shall take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of, the Sold Assets, such security interest would be deemed to be a perfected first priority security interest in favor of the SPV (and its assignee) under Applicable Law and shall be maintained as such throughout the term of this Agreement.

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Section 2.3. No Recourse. Except as specifically provided in this Agreement, the purchase and sale of the Sold Assets under this Agreement shall be without recourse to the Originator.

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.1. Purchase Price. The purchase price for each Receivable and the Related Security therefore shall be not less than fair market value of such Receivable and the Related Security. The SPV shall pay the Originator the purchase price with respect to each Receivable and the Related Security therefor on the date of purchase by transfer of funds, to the extent that the SPV has received funds available for that purpose under Section 2.3 or 2.16 of the Second Tier Agreement. If the SPV did not receive sufficient funds to pay the purchase price for any Sold Assets, the remaining Sold Assets, to the extent the purchase price therefor is not paid in full, shall be deemed to have been transferred by the Originator to the SPV as a capital contribution, in return for an increase in the value of the stock of the SPV held by the Originator.

Section 3.2. Substitution of Receivables. The Originator may substitute a Receivable with a new Receivable to the extent the SPV is permitted to substitute such Receivable pursuant to Section 6.5 of the Second Tier Agreement. If the Originator substitutes any Receivable pursuant to this Section 3.2, each such Substitute Receivable shall be accompanied by a supplement to this Agreement, substantially in the form of Exhibit B hereto, subjecting such Receivable, the Related Security, Collections and proceeds of the foregoing to the provisions hereof and providing with respect to such Substitute Receivable and the Related Security the information required in the schedule to such supplement.

ARTICLE IV

ADMINISTRATION AND COLLECTION

Section 4.1. Breach of Representations. If as of any Month End Date any of the representations or warranties of the Originator set forth in Section 5.2(a), (h), (i), (l), (n), (p) or (s) was untrue (as of the related Purchase Date) in any material respect with respect to a Sold Receivable, the Originator shall pay to the SPV in immediately available funds an amount equal to the entire Outstanding Balance of such Sold Receivable as provided in Section 5.4.

Section 4.2. Actions Evidencing Purchases.

(a) On or prior to the Closing Date and on each Purchase Date thereafter, the Originator shall mark its master data processing records evidencing Receivables and Contracts with a legend evidencing that the Receivables and related Equipment which were sold or contributed hereunder on such day have been sold or contributed in accordance with this Agreement. In addition, the Originator agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action

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that the SPV or its assignee may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder. Without limiting the generality of the foregoing, the Originator shall, upon the request of the SPV or its assignee, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(b) The Originator hereby authorizes the SPV or its assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all the Sold Assets now existing or hereafter arising in the name of the Originator.

Section 4.3. Power of Attorney. (a) The Originator hereby irrevocably appoints the SPV and its assigns as its attorney-in-fact with right of substitution so that the SPV and its assigns or any Person designated by the SPV or its assigns shall be authorized, without need of further authorization from the Originator to take any action and to execute any instrument that the SPV or its assigns (or such designee) may be directed to take or may be necessary or advisable to accomplish the transfer of the Sold Assets pursuant to this Agreement, including to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Sold Assets, to receive, endorse and collect any drafts or other documents in connection therewith, and to file any claims or take any action or institute any proceedings that the SPV or its assigns (or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Originator in respect of, the Sold Assets.

(b) The Originator hereby confirms and ratifies any and all actions taken by the SPV or its assigns or any other Person empowered by the SPV or its assigns as such Person’s attorney-in-fact pursuant to the powers granted hereunder.

(c) This special power of attorney shall be deemed coupled with an interest and cannot be revoked by the Originator until all the Senior Obligations shall have been finally and fully paid and performed; it being understood and agreed that assignees of the SPV, other than the Servicer, shall not exercise the powers granted under this Section 4.3 except during the existence of a Termination Event.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1. Mutual Representations and Warranties. Each of the Originator (for the benefit of the SPV and its assignees) and the SPV represents and warrants to the other that on the Closing Date, on the date of execution and delivery of this Agreement and on each Purchase Date:

(a) Corporate Existence and Power. It (i) is a corporation (with respect to the Originator) or a limited liability company (with respect to the SPV) duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in the preamble herein, (ii) is not organized under the Laws of any other

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jurisdiction or governmental authority, (iii) has all corporate or limited liability company power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (iv) is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Due Authorization; Contravention. The execution, delivery and performance by it of this Agreement, the Second Tier Agreement and the other Transaction Documents to which it is a party (i) are within its corporate or limited liability company powers, (ii) have been duly authorized by all necessary corporate, shareholder, or limited liability company action, as the case may be, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 4.2), (iv) do not contravene or constitute a default under (A) its articles of incorporation, by-laws, or limited liability company agreement, as the case may be, (B) any Law applicable to it, (C) any material contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, and (v) will not result in the creation or imposition of any Adverse Claim (other than Permitted Adverse Claims created under the Transaction Documents) upon or with respect to its property, except as contemplated hereby and by the Transaction Documents, which could not reasonably be expected to have a Material Adverse Effect.

(c) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes and upon payment of the purchase price as set forth herein shall constitute the legal, valid and binding obligation of it, enforceable against it in accordance with the respective terms of such agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity; regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 5.2. The Originator’s Additional Representations and Warranties. The Originator hereby represents and warrants to the SPV (and its assignees) each of the following:

(a) Good Title; Perfection.

(i) Immediately preceding each sale or contribution hereunder, the Originator was the owner of all of the Sold Receivables and all other Sold Assets, free and clear of all Adverse Claims (other than any Permitted Adverse Claim). This Agreement constitutes a valid sale, transfer and assignment of the Sold Assets to the SPV from the Originator and, upon each purchase or contribution, as the case may be, hereunder the SPV shall acquire a valid, enforceable and perfected ownership interest in each Sold Receivable and all of the other Sold Assets which is selected for such sale or contribution pursuant to Section 2.1 free and clear of any Adverse Claim (other than any Permitted Adverse Claim).

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(ii) Notwithstanding the immediately preceding sentence, if the conveyance by the Originator to the SPV of the Sold Assets hereunder were construed not to be a sale or contribution, this Agreement creates a valid security interest in favor of the SPV (and its assignee) in the Sold Assets consisting of all the Sold Receivables, the Related Security, the related Equipment and the proceeds relating thereto, free and clear of all Adverse Claims (other than Permitted Adverse Claims) (provided, however, that no representation is made herein with respect to creation or perfection of any security interest in goods or other assets pledged by an Obligor other than the Equipment); all financing statements and other documents required to be recorded or filed in order to perfect the security interest of the SPV in the Sold Assets have been filed, and the SPV (and its assignee) has, subject to Permitted Adverse Claims, a perfected first priority security interest in all the Sold Receivables, the Related Security, the Equipment and the proceeds relating thereto, free and clear of all Adverse Claims (other than the Permitted Adverse Claims).

(b) Accuracy of Information. All written information heretofore furnished by the Originator to the SPV (or its assignee) for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written information hereafter furnished by it to the SPV (and its assignee) shall be, true, complete and accurate in every material respect, on the date such information is stated or certified, and such information shall not contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

(c) Tax Status; Sale Treatment. The Originator (i) has filed all tax returns (federal, state and local) required to be filed, (ii) has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (except for taxes, assessments or other governmental charges that are being contested in good faith by the Originator through appropriate proceedings and with respect to which adequate reserves have been maintained in accordance with GAAP), and (iii) will not account for each sale of each Sold Receivable and the other Sold Assets hereunder other than as a sale by the Originator to the SPV (except to the extent otherwise required for United States federal income tax purposes under the Code or by the application of consolidated financial reporting principles under GAAP). No tax lien has been filed and to the Originator’s knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect

(d) Action, Suits. The Originator is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or proceedings pending, or to the knowledge of the Originator threatened, against or affecting the Originator or any Affiliate of the Originator or their respective properties, in or before any Official Body or arbitrator which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(e) Use of Proceeds. No proceeds of any sale or contribution hereunder shall be used by the Originator (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, (ii) to acquire any equity security of a class which is registered pursuant to Section 12 of such act, (iii) for any other purpose that violates applicable Law, including Regulations T, U or X of the Federal Reserve Board or (iv) for any purpose that violates Applicable Law

(f) Principal Place of Business; Chief Executive Office; Location of Records. The principal place of business and chief executive office of the Originator and the offices where the Originator keeps all its Records relating to the Sold Receivables, are located at the address(es) described on Schedule I or such other locations notified to the SPV in accordance with Section 6.3(e) in jurisdictions where all action required by Section 4.2 has been taken and completed by the time required pursuant to Section 6.3(e).

(g) Subsidiaries; Tradenames, Etc. (i) As of the date hereof, the Originator has only the Subsidiaries and divisions listed on Schedule I (which Schedule may be updated from time to time by notice from the Originator to the SPV (and the Facility Agent, as its assignee)) and (ii) the Originator has, within the last five (5) years, operated only under the tradenames identified on Schedule I, and, within the last five (5) years, has not changed its name other than the tradenames identified on Schedule I, merged with or into or consolidated with any other Person or been the subject of any proceeding under the Bankruptcy Code. Schedule I also lists the correct Federal Employer Identification Number of the Originator.

(h) Nature of Sold Receivables. Each Sold Receivable will be an Eligible Receivable on the date on which it is sold or contributed to the SPV hereunder. As of the date a Sold Receivable was sold or contributed hereunder, the Originator has no knowledge of any fact that would cause it or should have caused it to expect any payments on such Sold Receivable will not be paid in full when due or that is reasonably likely to cause or result in any Material Adverse Effect in respect of such Sold Receivable.

(i) No Adverse Selection. Each Sold Receivable sold or contributed hereunder was not and will not be subject to any adverse selection, which could reasonably be expected to be materially unfavorable to the SPV, to any Lender, or to any assignee thereof (or its assignee).

(j) Not an Investment Company. The Originator is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(k) ERISA. Neither the Originator nor any ERISA Affiliate (A) maintains any Pension Plan or (B) contributes to any Multiemployer Plan.

(l) Lock-Box Accounts. All Obligors in respect of Sold Receivables sold or contributed hereunder have been instructed as of the date of such sale or contribution to make payment to a Lock-Box Account. The names and addresses of all the Lock-Box

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Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified on Schedule II, as updated by the Originator from time to time by notice from the Originator to the SPV. The Originator shall at all times have the ability to identify and segregate, or cause to be identified and segregated by the Intercreditor Master Agent in accordance with the terms of the Intercreditor Agreement, substantially all of the Collections from other funds on deposit in each Lock-Box Account within five (5) Business Days after receipt of such funds.

(m) Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(n) Lease Agreement Effective. With respect to Lease Receivables sold or contributed hereunder, as of the date of such sale or contribution, each related lease agreement which gives rise to a Lease Receivable is or becomes effective and binding upon and enforceable against the related Obligor upon the payment by such Obligor of the first installment of the rentals under such lease agreement.

(o) Nonconsolidation. The Originator has taken and will continue to take all actions required to maintain the SPV’s status as a separate legal entity, including, without limitation, (i) not holding the SPV out to third parties as other than an entity with assets and liabilities distinct from the Originator and the Originator’s other Subsidiaries; (ii) other than by reason of owning capital stock of the SPV, not holding itself out to be responsible for any decisions or actions relating to the SPV (except for decisions or actions as shareholders); (iii) preparing unaudited separate financial statements for the SPV (which may be consolidated with the Originator); (iv) taking such other actions as are necessary on its part to ensure that all corporate procedures required by its and the SPV’s respective certificates of incorporation and by-laws are duly and validly taken; (v) keeping correct and complete records and books of account and corporate minutes; and (vi) not acting in any manner that could foreseeably materially mislead others with respect to the SPV’s separate identity. In addition to the foregoing, the Originator has taken and will continue to take all necessary actions so that:

(A) the Originator shall maintain corporate records and books of account and corporate minutes separate from those of the SPV;

(B) the Originator shall maintain an arm’s-length relationship with the SPV and shall not hold itself out as being liable for any Indebtedness of the SPV (other than certain indemnification obligations of the SPV provided herein);

(C) the Originator shall keep its assets and its liabilities wholly separate from those of the SPV (except with respect to any commingled Collections to the extent permitted under the Second Tier Agreement);

(D) the Originator shall at all times limit its transactions with the SPV only to those expressly permitted hereunder or under any other Transaction Document; and

(E) the Originator shall comply with (and cause to be true and correct) each of the facts and assumptions relating to the Originator contained in the opinion of Moore & Van Allen PLLC delivered pursuant to Section 4.1(k) of the Second Tier Agreement.

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(p) Preference; Voidability. The SPV shall have given reasonably equivalent value to the Originator in consideration for the sale to the SPV of the Sold Assets from the Originator, and each such sale shall not have been made for or on account of an antecedent debt owed by the Originator to the SPV and no such sale is or may be voidable under any section of the Bankruptcy Code.

(q) Compliance with Law. The Originator has complied with all Applicable Laws to which it may be subject, (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(r) Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Originator contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the SPV as if the same were set forth in full herein.

(s) Perfection Representations. The perfection representations set forth in Schedule 5.2 attached hereto shall be a part of this Agreement for all purposes.

Section 5.3. Reaffirmation of Representations and Warranties by the Originator; Notice of Breach. On each date that Sold Receivables are conveyed hereunder, the Originator, by accepting the proceeds of such conveyance, shall be deemed to have certified that all representations and warranties made by it in Sections 5.1 and 5.2 are true and correct on and as of such day as though made on and as of such day (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date). Upon discovery by the Originator of a breach of any of the foregoing representations and warranties, the Originator shall give written notice to the SPV within three (3) Business Days of such discovery.

Section 5.4. Repurchases. Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, if any representation and warranty set forth in Section 5.2(a), (h), (i), (l), (n), (p) or (s) was untrue in any material respect (as of the related Purchase Date) with respect to any Sold Receivable or the related Sold Assets, then the Originator shall repurchase such Sold Receivable and the related Sold Assets from the SPV for an amount equal to the then Outstanding Balance of such Sold Receivable (the “Repurchase Amount”).

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ARTICLE VI

COVENANTS

Section 6.1. Affirmative Covenants of the SPV. At all times from the date hereof to and including the Final Payout Date, the SPV agrees solely as to itself that it will not take any action that is inconsistent with the terms of Sections 5.1(i) or (j) of the Second Tier Agreement or Section 5.2(o) hereof.

Section 6.2. Affirmative Covenants of the Originator. At all times prior to the Final Payout Date, the Originator, for the benefit of the SPV and its assignee, shall do each of the following:

(a) Conduct of Business; Ownership. The Originator shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to so comply would not have a Material Adverse Effect. The SPV shall at all times be a wholly-owned Subsidiary of the Originator.

(b) Compliance with Laws, Etc. The Originator shall comply with all Laws to which it or its properties may be subject and preserve and maintain its corporate or limited liability company existence, rights, franchises, qualifications and privileges except where failure to so comply, preserve or maintain would not have a Material Adverse Effect.

(c) Inspection of Records. The Originator shall, at the cost and expense of the Originator, at any time and from time to time during regular business hours, upon reasonable notice, as requested by the SPV or its assignees (including, without limitation, the Facility Agent or any Administrator), permit such Person, or its agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Sold Assets, including the related Contracts and (ii) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Sold Assets or the Originator’s performance hereunder, under the Contracts and under the other Transaction Documents to which the Originator is a party with any of the officers, directors, or in the presence of an officer, the employees or independent public accountants of the Originator having knowledge of such matters; provided, however, that unless a Potential Termination Event or a Termination Event exists, the Originator shall only reimburse the Facility Agent for the costs and expenses incurred by the Facility Agent for one such inspection during each calendar year.

(d) Notice of the SPV’s and Facility Agent’s Interest. In the event that the Originator shall sell or otherwise transfer any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any

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computer tapes or files or other documents or instruments provided by the Originator in connection with any such sale or transfer shall, to the extent that such computer tapes, files or other documents or instruments contain any references to the Sold Receivables, the Originator shall disclose the SPV’s ownership of the Sold Receivables and the Facility Agent’s security interest therein.

(e) Sale Treatment. The Originator shall not account for, or otherwise treat, the transactions contemplated herein in any manner other than as a sale of Receivables by the Originator to the SPV (except to the extent otherwise required (i) for United States federal income tax purposes under the Code or (ii) by the application of consolidated financial reporting principles under GAAP).

(f) Protection of Security Interest of the Secured Parties. The Originator agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Facility Agent may reasonably request in order to perfect or protect the SPV’s title in the Sold Assets or to enable the SPV or the Facility Agent (as its assignee) to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Originator shall, upon the request of the SPV or the Facility Agent (as its assignee), (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) as may be requested by the SPV or the Facility Agent (as its assignee) and (ii) mark its respective master data processing records and other documents with a legend describing the security interest granted to the SPV (or its assignee) in the Sold Assets. To the fullest extent permitted by Applicable Law, the SPV (or its assignee) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Originator’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) Collections Received. If any payments on any Receivables are sent directly to the Originator rather than to a Lock-Box Account, the Originator shall hold such payments in trust and deposit such payments to a Lock-Box Account immediately, but in any event not later than two (2) Business Days after the receipt of the same. The Originator shall cause all funds that constitute Collections to be remitted to the Collection Account within five (5) Business Days of the receipt of such funds in the Lock-box Account as required by Section 2.13 of the Second Tier Agreement.

(h) Taxes. The Originator will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person).

(i) Insurance. The Originator will cause the related Obligors to maintain general liability insurance with financially sound and reputable insurance companies covering all Equipment owned or leased by such Obligor in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar

12	Sale Agreement

businesses operating in the same or similar locations. To the extent the Intercreditor Agreement sets forth any insurance requirements on Equipment and other property of the SPV or the Originator, the SPV and the Originator shall at all times ensure that insurance policies are maintained in compliance with any such requirements set forth in the Intercreditor Agreement.

(j) Custodian File. Within five (5) Business Days of each proposed Purchase Date, the Originator shall cause to be delivered to the SPV or the Custodian the Custodian Files for the relevant Sold Receivables. Each Custodian File shall be clearly marked with a Contract number, which shall be used by the Originator, the SPV and the Facility Agent to indentify such Contract and the related Pool Receivable. The Originator shall take all actions necessary or reasonably requested by the SPV or the Facility Agent from time to time to ensure that the Custodian File with respect to each Sold Receivable that constitutes a “Pool Receivable”, as defined in the Second Tier Agreement, is accurate and complete in all material respects.

(k) Deposits to Collection Account. The Originator shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections, Servicer Charges or Excluded Amounts (or misdirected funds, which shall be removed as soon as practicable) in respect of the Pool Receivables.

(l) Keeping of Records and Books of Account. The Originator shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of substantially all new Receivables and all Collections of and adjustments to each existing Receivable).

(m) Performance and Compliance with Receivables and Contracts and Credit and Collection Policy. The Originator shall, at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables; and shall timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(n) Instructions to the Obligors. The Originator shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account or to post office boxes to which only Lock-Box Banks have access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed by the applicable Lock-Box Bank and deposited into a Lock-Box Account on a daily basis.

13	Sale Agreement

Section 6.3. Negative Covenants of the Originator. At all times from the date hereof to and including the Final Payout Date:

(a) No Sales, Liens, Etc. Except as otherwise provided herein and in the other Transaction Documents, the Originator shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Adverse Claims) (or the filing of any financing statement) upon or with respect to (x) any of the Sold Assets, or (y) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Receivable, or assign any right to receive income in respect thereof or (z) any account which concentrates in a Lock-Box Account to which any Collections of any Receivable are sent (except for any right of a Lock-Box Bank with respect to a Lock-Box Account as permitted under the Transaction Documents).

(b) No Extension or Amendment of Receivables. The Originator shall not claim or assert that it has, solely in its capacity as Originator, the right to extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract pursuant to which such Receivable is created.

(c) No Subsidiaries, Mergers, Etc. If after giving effect thereto, there would exist a Termination Event, the Originator shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person or dissolve or terminate.

(d) Change in Payment Instructions to the Obligors. The Originator shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed on Schedule II or make any change in its instructions to the Obligors regarding payments in respect of Receivables to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or to the Collection Account, as the case may be, or (ii) the SPV (or its assignee) shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto.

(e) Change of Name, Etc. The Originator shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or make any other change which, in the case of the foregoing, could cause any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Originator delivers to the SPV and the Facility Agent such documents, instruments or agreements, executed by the Originator as are necessary to reflect such change and to continue the perfection of the SPV’s and the Facility Agent’s ownership interests or security interests in the Sold Assets. The Originator will not become or seek to become organized under the laws of more than one jurisdiction.

14	Sale Agreement

ARTICLE VII

TERM AND TERMINATION

Section 7.1. Term. This Agreement shall commence as of the Closing Date and shall continue in full force and effect until the occurrence of any of the following (each, a “Purchase Termination Date”):

(a) the Final Payout Date;

(b) the date on which any representation or warranty made or deemed made by or on behalf of the Originator under or in connection with this Agreement or any other writing or certification furnished by or on behalf of the Originator pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed to have been made, and shall continue to be false or incorrect for a period of thirty (30) days after the earlier to occur of (i) the Originator have obtained knowledge thereof and (ii) the Originator having received written notice thereof from the SPV; provided, however, that with respect to the falsity or incorrectness of any representation and warranty made pursuant to Section 5.2 with respect to any Receivable or any related Sold Asset, such falsity or incorrectness shall not constitute a Purchase Termination Date so long as the Originator has complied with its obligations in respect of such Receivable pursuant to Section 5.4;

(c) the date on which the Originator shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Originator having obtained knowledge thereof and (ii) the Originator having received written notice thereof from the SPV; or

(d) the occurrence of an Event of Bankruptcy with respect to either the SPV or the Originator;

provided, however, that the occurrence of the Purchase Termination Date pursuant to this Section 7.1 shall not discharge any Person from any obligations incurred prior to the Purchase Termination Date, including any obligations to make any payments with respect to the interest of the SPV in any Receivable sold or contributed prior to the Purchase Termination Date; provided, further, that: (i) the rights and remedies of the SPV with respect to any representation and warranty made or deemed to be made by the Originator pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreements set forth in Sections 2.2, 2.4, and 9.9 shall survive any termination of this Agreement.

Section 7.2. Effect of Purchase Termination Date. Following the occurrence of the Purchase Termination Date pursuant to Section 7.1, the Originator shall not sell, and the SPV shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to the Originator or the SPV shall be deemed to impair or affect the obligations pertaining to any

15	Sale Agreement

executed sale or executed obligations, including pre-termination breaches of representations and warranties by the Originator or the SPV. Without limiting the foregoing, prior to the Purchase Termination Date, the failure of the Originator to deliver computer records of any Receivables or any reports regarding any Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article IV or Section 8.1, render an executed sale executory.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Indemnities by the Originator. Without limiting any other rights which the Originator Indemnified Parties may have hereunder or under Applicable Law, the Originator hereby agrees to indemnify the SPV and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, “Originator Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which such attorneys may be employees of any Originator Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of the Originator Indemnified Parties in any action or proceeding between the Originator and any of the Originator Indemnified Parties or between any of the Originator Indemnified Parties and any third party relating to or resulting from the following:

(a) any representation or warranty made by the Originator or any officers of the Originator under or in connection with this Agreement, any of the other Transaction Documents, or any other information or report delivered by the Originator or any officers of the Originator pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(b) the failure by the Originator to comply with any Applicable Law with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such Applicable Law;

(c) the failure to vest and maintain vested in the SPV a valid perfected first priority ownership interest in favor of the SPV in the Sold Assets free and clear of any Adverse Claim (other than Permitted Adverse Claims); or in the event that the conveyance by the Originator to the SPV of the Sold Assets hereunder were construed not to be a sale, the failure to grant to the SPV (and its assignee) a valid perfected first priority security interest in all the Receivables, the Related Security, the related Equipment and the proceeds relating thereto, free and clear of all Adverse Claims (other than the Permitted Adverse Claims);

(d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents required to be filed by the Originator under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Sold Assets;

16	Sale Agreement

(e) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) arising as a result of a breach by the Originator of its obligations under the Receivables;

(f) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services relating to or which are the subject of any Receivable or related Contract;

(g) the transfer to the SPV of an interest in any Receivable other than an Eligible Receivable (as of the related Purchase Date) for which the SPV has not received a Repurchase Amount from the Originator;

(h) the failure by the Originator to comply with any term, provision or covenant applicable to the Originator contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its duties or obligations under the Receivables or related Contracts;

(i) any commingling by the Originator of Collections of Receivables at any time with other funds;

(j) the use of proceeds of purchases by the Originator, or the ownership of the Sold Assets;

(k) failure of any Lock-Box Bank, the Intercreditor Master Agent, or the Originator to remit any Collections held in the Lock-Box Accounts or any related lock-boxes or to this Collection Account, whether by reason of the exercise of set-off rights or otherwise; or

(l) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Originator to qualify to do business or file any notice of business activity report or any similar report;

excluding, however, (i) Originator Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Originator Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement or the Second Tier Agreement) for uncollectible Receivables arising out of any credit default of an Obligor.

17	Sale Agreement

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1. Waivers; Amendments.

(a) No failure or delay on the part of the SPV in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the SPV and the Originator and consented to in writing by the Majority Lenders.

Section 9.2. Notices. All communications and notices provided for hereunder shall be provided in the manner described in Section 13.3 of the Second Tier Agreement.

Section 9.3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 9.4. Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 9.5. Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

Section 9.6. Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

Section 9.7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also inure to the benefit of the parties to the Second Tier Agreement and their respective successors and assigns. The Originator may not assign its rights or obligations hereunder without the prior written consent of the SPV (or its assignee). The Originator acknowledges that the SPV’s rights under this Agreement may be assigned to the Facility Agent, on behalf of the Lenders, under the Second Tier Agreement and consents to such assignment and to the exercise of those rights directly by the Facility Agent, on behalf of the Lenders, to the extent permitted by the Second Tier Agreement.

Section 9.8. Costs, Expenses and Taxes. In addition to its obligations under Section 8.1, the Originator agrees to pay on demand (a) all reasonable costs and expenses incurred by the SPV and its assigns in connection with the enforcement of, or any actual or

18	Sale Agreement

claimed breach by the Originator of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing, and (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement.

Section 9.9. No Proceedings; Limited Recourse. The Originator covenants and agrees, for the benefit of the parties to the Second Tier Agreement, that it shall not institute against the SPV, or join any other Person in instituting against the SPV, any proceeding of a type referred to in the definition of “Event of Bankruptcy” (as defined in the Second Tier Agreement) until two years and one day after the Final Payout Date. In addition, all amounts payable by the SPV to the Originator pursuant to this Agreement shall be payable solely from funds available for that purpose pursuant to Section 2.16 of the Second Tier Agreement.

Section 9.10. Further Assurances. The SPV and the Originator agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement.

[Signature Pages to Follow]

19	Sale Agreement

IN WITNESS WHEREOF, the SPV and the Originator each have caused this Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

COMMERCIAL CREDIT GROUP INC., as Originator

By:
Name:
Title:

CCG RECEIVABLES V, LLC, as SPV

By:
Name:
Title:

S-1	Sale Agreement

EXHIBIT A

ASSIGNMENT AGREEMENT

This Assignment Agreement (“Assignment”) is made as of                     , (the “Purchase Date”), by and between Commercial Credit Group Inc., a Delaware corporation (“Assignor”), and CCG Receivables V, LLC, a Delaware limited liability company (“Assignee”), with reference to the following facts:

RECITALS:

A. Assignee and the Assignor have executed a Sale Agreement dated as of June 13, 2011 (the “Agreement”).

B. In connection with the Agreement, the Assignor desires to transfer, sell, assign, grant and contribute to Assignee all of Assignor’s right, title and interest in and to each of the assets described in Schedule I hereto, as supplemented from time to time, and the corresponding paragraphs below (the “Assigned Interests”).

C. Assignee desires to accept the Assignment and transfer, sale, assignment, grant and contribution of the Assigned Interests.

D. Terms used but not defined herein have the meanings ascribed to them in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants set forth herein, the Assignor and Assignee hereby agree as follows:

1. Assignment. The Assignor hereby sells, assigns, conveys, grants and transfers or contributes, as applicable, without recourse except as provided in the Agreement, to Assignee (and the successors and assigns of Assignee) the following property, all in accordance with, and subject to, the terms and conditions of the Agreement all of the Assignor’s right, title and interest in and to (i) the Receivables described and listed on Schedule I hereto, (ii) the Related Security, (iii) all Excluded Amounts, (iv) all related Collections received after the related Cut-Off Date, and (v) all proceeds of the foregoing.

2. Further Assurance. The Assignor and Assignee each hereby agree to provide such further assurances and to execute and deliver such documents and to perform all such other acts as are necessary or appropriate to consummate and effectuate this Assignment. The Assignor hereby authorizes the filing by or on behalf of the Assignee of any and all UCC financing statements appropriate to evidence the transfers hereunder, including any and all UCC continuation statements. All such filings shall be made at Assignor’s sole cost and expense.

3. Distinct Entities. The Assignor and Assignee hereby acknowledge that for all purposes the Assignor and Assignee are each separate and distinct legal entities. Accordingly, the Assignor shall not be liable to any third party for the debts, obligations and liabilities of the Assignee; and Assignee shall not be liable to any third party for the debts, obligations and liabilities of the Assignor to the extent that such debts, obligations and liabilities have not been expressly assumed by Assignee hereunder.

4. Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, and the parties hereto hereby acknowledge and agree that this Assignment Agreement and the transactions contemplated hereunder were negotiated and entered into in the State of New York.

5. Authority. The Assignor and Assignee each hereby represent respectively that they have full power and authority to enter into this Assignment.

6. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

7. Successors and Assigns. The Assignor and Assignee each agree that this Assignment will be binding and will inure to the benefit of the Assignor and its successors and assigns and the Assignee and its successors and assigns.

8. Sale Agreement Controls. If any dispute arises with respect to any provision of this Assignment and any provisions of the Agreement, the Agreement shall control.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

COMMERCIAL CREDIT GROUP INC., Assignor

By:
Name:
Title:

CCG RECEIVABLES V, LLC, Assignee

By:
Name:
Title:

SCHEDULE I TO ASSIGNMENT AGREEMENT

RECEIVABLES SCHEDULE

EXHIBIT B

EXHIBIT B

FORM OF SUPPLEMENT FOR SUBSTITUTE RECEIVABLES

Pursuant to Section 3.2 of the Sale Agreement dated as of June 13, 2011 (the “Agreement”) between COMMERCIAL CREDIT GROUP INC., a Delaware corporation (the “Originator”) and CCG RECEIVABLES V, LLC, a Delaware limited liability company (the “SPV”), attached hereto as Schedule I is a Schedule which includes information regarding the Receivables, the Related Security, all related Excluded Amounts, all related Collections, and all proceeds of the foregoing (the “Substituted Sold Assets”) that are sold, assigned, transferred and delivered by the undersigned Originator to the SPV in accordance with the Agreement as of             , 201   (the “Substitution Date”). The Substituted Sold Assets are delivered in substitute of the Receivables identified in Schedule II attached hereto and all Related Security (the “Replaced Sold Assets”), and, from and after the date of this Supplement for Substitute Receivables, the Replaced Sold Assets shall no longer be considered “Sold Assets” pursuant to the Agreement nor shall they be considered “Affected Assets” pursuant to the Second Tier Agreement.

COMMERCIAL CREDIT GROUP INC., Originator

By:
Name:
Title:

CCG RECEIVABLES V, LLC

By:
Name:
Title:

SCHEDULE I

SUBSTITUTE RECEIVABLES SCHEDULE

SCHEDULE II

REPLACED RECEIVABLES SCHEDULE

Schedule I

Originator Information

1.	List of Name Change or Mergers:

None.

2.	Employer Identification Number:

CCG’s FIN #: 20-1409176

3.	List of Trade Names:

CCG of New Hampshire.

4.	List of CCG Subsidiaries:

CCG Receivables, LLC

CCG Receivables II, LLC

CCG Receivables III, LLC

CCG Receivables IV, LLC

CCG Receivables V, LLC

5.	Chief Executive Office:

COMMERCIAL CREDIT GROUP INC. (CCG)

227 West Trade Street

Suite 1450

Charlotte, NC 28202

704-731-0031

Schedule I-1	Sale Agreement

Schedule II

Lock-Box Banks and

Lock-Box Account Information

Chase Lock-Box Information for Each Branch

Account number 2000026298881 of CCG maintained with Wells Fargo Bank, National Association, having offices located at 1 South Broad Street, Mail Code: PA1227, Philadelphia, Pennsylvania and 401 S. Tryon Street, 10th Floor, TS Legal Risk Mgmt., Mail Code NC0817, Charlotte, North Carolina 28288.

Schedule II-1	Sale Agreement

Schedule 5.2

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Originator hereby represents, warrants, and covenants to the SPV and on each Purchase Date:

General

1. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sold Receivables pledged in favor of the SPV, which security interest is prior to all other Adverse Claims, excepting other Permitted Adverse Claims and liens for taxes, assessments or similar governmental charges or levies that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding, and is enforceable as such as against creditors of and purchasers from the Originator.

The Sold Receivables constitute “accounts,” “instruments,” “general intangibles,” or “tangible chattel paper” within the meaning of the UCC.

2. The Originator has taken all steps necessary to perfect its security interest against the Obligor in the Equipment securing the Sold Receivables.

3. The Originator has received all consents and approvals required by the terms of the Sold Receivables to the pledge of a security interest in the Sold Receivables hereunder to the SPV.

Creation

4. The Originator owns and has good and marketable title to any transferred Sold Receivable free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting other Permitted Adverse Claims and liens for taxes, assessments or similar governmental charges or levies that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

Perfection

5. The Originator has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale of the Sold Receivables from the Originator to the SPV.

Priority

6. Other than the transfer of the Sold Receivables to the SPV hereunder, the Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Receivables. The Originator has not authorized the filing of, nor is aware of any

Schedule 5.2-1	Sale Agreement

Schedule 5.2

financing statements against the Originator that include a description of collateral covering the Sold Receivables other than any financing statement relating to the transfer of Sold Receivables hereunder or that has been or is being terminated in connection with the execution of the Agreement. The Originator is not aware of any judgment or tax lien filings against the Originator.

7. With respect to Receivables which constitute “tangible chattel paper” or “instruments” within the meaning of the UCC, the Originator has delivered to the Custodian all original copies of the instruments that constitute or evidence the Sold Receivables. The Contracts and instruments that constitute or evidence the Sold Receivables do not have any marks or notation indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the SPV).

8. Survival of Perfection Representations. Notwithstanding any other provision of the Agreement or any other Transaction Document, the perfection representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any termination of the Commitments of the Lenders) until the occurrence of the Final Payout Date.

9. No Waiver. The parties to the Agreement: (i) shall not, without obtaining the consent of the Facility Agent waive any of these perfection representations; (ii) shall provide the Facility Agent with prompt written notice of any breach of these perfection representations, and shall not, without obtaining the consent of the Facility Agent waive a breach of any of these perfection representations.

Schedule 5.2-2	Sale Agreement